Exhibit 99.1
AMEX SYMBOL: GW
FOR IMMEDIATE RELEASE: HOUSTON, TEXAS — OCTOBER 29, 2007, GREY WOLF, INC. ANNOUNCES OPERATING RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2007
Houston, Texas, October 29, 2007 — Grey Wolf, Inc. (“Grey Wolf” or the “Company”) (AMEX-GW) reported net income of $35.6 million, or $0.17 per share on a diluted basis, for the three months ended September 30, 2007 compared with net income of $55.3 million, or $0.25 per share on a diluted basis, for the third quarter of 2006. Revenues for the third quarter of 2007 were $224.0 million compared with revenues of $242.7 million for the same quarter a year ago.
For the nine months ended September 30, 2007, Grey Wolf reported net income of $135.9 million, or $0.63 per share on a diluted basis, on revenues of $693.5 million compared to net income of $167.4 million, or $0.74 per share on a diluted basis, on revenues of $705.2 million for the nine months ended September 30, 2006. The 2006 results include a second quarter after-tax gain related to insurance proceeds of $2.7 million ($0.01 per diluted share) and a first quarter after-tax gain of $5.9 million ($0.03 per diluted share) from the sale of five rigs formerly held for refurbishment.
Thomas Richards, Chairman, President and Chief Executive Officer commented, “Grey Wolf continues to generate strong operating results reflecting the Company’s strategy of operating premium equipment, utilizing long-term contracts and performing turnkey services. While leading edge dayrates have declined from a year ago, they have been relatively stable over the past several months. However, the influx of newly built drilling rigs into the market is pressuring Grey Wolf’s year-over-year average rig days worked as well as contract renewal rates. Other contractual areas, such as mobilization recoveries, are experiencing pricing pressure as well. Our portfolio of long-term contracts helps to mitigate these market fluctuations, and we continue to pursue a successful strategy of owning high-quality rigs and enhancing our fleet under long-term contracts.”
As previously announced, Grey Wolf entered into contracts in the third quarter with two exploration and production companies to deploy two new 1,500-horsepower, built-for-purpose AC drive rigs under three-year commitments in the Rocky Mountain market. These rigs are expected to be delivered in the second and third quarters of 2008 and are designed to drill multiple wells from the same location and allow for simultaneous production and drilling operations. The expected purchase price per rig is approximately $21.0 million. The Company also purchased two 1,500-horsepower diesel electric SCR rigs, that were built in 2006, from a privately owned exploration and production company and deployed a recently constructed 1,000-horsepower diesel electric SCR rig during the third quarter.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 29, 2007
Mr. Richards continued, “Grey Wolf’s ability to provide equipment that addresses the challenges of deep, directional or multi-well site drilling is critical to meeting our customers’ needs in the most active domestic land drilling markets. The Company’s fleet is well suited to these drilling opportunities given the substantial upgrades completed during the past three years.”
Mr. Richards concluded, “Our ultimate goal is to bring value to our shareholders. Improving our rig fleet in a financially prudent manner is significant to the long-term success of Grey Wolf and our shareholders.”
The Company is now marketing 121 rigs, with 61 of those working under daywork term contracts, 37 working under spot-market daywork contracts and eight working under turnkey contracts. Grey Wolf averaged 104 rigs working in both the second and third quarters of 2007. This compares to an average of 107 rigs working in the third quarter of 2006. Under daywork term contracts, the Company has approximately 5,340 rig days, or an average of 58 rigs, contracted for the fourth quarter of 2007, approximately 11,350 rig days or an average of 31 rigs committed in 2008, and approximately 6,070 rig days, or an average of 17 rigs committed in 2009. Current leading edge daywork bid rates range from $14,000 to $22,000 per day without fuel or top drives.
The Company’s earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) totaled $83.7 million in the third quarter of 2007 compared to $91.7 million for the second quarter 2007 and $108.9 million for the third quarter 2006. On a per-rig-day basis, EBITDA was $8,703 for the third quarter of 2007, $9,680 for the second quarter of 2007 and $11,046 for the third quarter of 2006. Turnkey EBITDA per rig day in the third quarter of 2007 was $12,133 and daywork EBITDA per rig day totaled $8,379.
Capital expenditures totaled $67.3 million in the third quarter of 2007 and $190.1 million for the nine months ended September 30, 2007. Based upon anticipated rig activity, capital expenditures for 2007 are projected to be $200.0 million to $210.0 million.
As previously announced, the Board of Directors in the third quarter authorized a $50.0 million increase in the Company’s common stock repurchase program bringing the total authorization to $150.0 million. Grey Wolf may from time to time make purchases of common stock in open market or in privately negotiated block-trade transactions. To date, the Company has repurchased 13.6 million shares at a total cost of $93.1 million under the program leaving $56.9 million available for future purchases. The number of shares to be purchased and the timing of purchases will be based on a number of factors: the price of the common stock, general market conditions, available cash and alternate investment opportunities. The stock repurchase program is subject to termination prior to completion.
During the fourth quarter of 2007, the Company expects to average 97 to 100 rigs working with 7 to 9 of these rigs performing turnkey services. Average daywork EBITDA per day is expected to decrease by $600 to $800 in response to fewer rigs working and pricing pressure on contract renewals and mobilization recoveries. Depreciation expense of approximately $26.7 million, interest expense of

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 29, 2007
approximately $3.4 million and an effective tax rate of approximately 37% are expected for the fourth quarter of 2007. Grey Wolf has scheduled a conference call October 29, 2007 at 9:00 a.m. CT to discuss third quarter 2007 results. The call will be web cast live on the Internet through the Investor Relations page on the Company’s website at:
http://www.gwdrilling.com
To participate by telephone, call (800) 952-4645 domestically or (212) 231-2902 internationally ten to fifteen minutes prior to the starting time. The reservation number is 21349527. A replay of the conference call will be available by telephone from 11:00 a.m. CT on October 29, 2007 until 11:00 a.m. CT on October 31, 2007. The telephone number for the replay of the call is (800) 633-8284 domestically or (402) 977-9140 internationally and the access code is 21349527. The call will be available for replay through the Grey Wolf website for approximately two weeks after the conclusion of the call.
This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The specific forward-looking statements cover our expectations and projections regarding: demand for the Company’s services, deployment of rigs, excessive rig supply in the market, the benefits of term contracts, fourth quarter 2007 rig activity, average daywork EBITDA per day, dayrates, projected depreciation, projected tax rate and interest expense, expected new rig cost and delivery schedule, projected capital expenditures in 2007, and projected returns on new-build rigs. These forward-looking statements are subject to a number of important factors, many of which are beyond our control, that could cause actual results to differ materially, including oil and natural gas prices and trends in those prices, the pricing and other competitive policies of our competitors, uninsured or under-insured casualty losses, cost of insurance coverage, increasing rig supply, changes in interest rates, unexpected costs under turnkey drilling contracts, weather conditions, and the overall level of drilling activity in our market areas. Please refer to our 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2007 for additional information concerning risk factors that could cause actual results to differ materially from these forward-looking statements.
Grey Wolf, Inc., headquartered in Houston, Texas, is a leading provider of turnkey and contract oil and gas land drilling services in the best natural gas producing regions in the United States with a current drilling rig fleet of 121, which will increase to 123 with the expected addition of two new rigs in 2008.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 29, 2007

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(In thousands, except per share amounts)
	(Unaudited)

Revenues	$223,999	$242,728	$693,532	$705,197
Costs and expenses:
Drilling operations	136,947	131,577	390,207	383,722
Depreciation and amortization	24,355	18,700	68,166	54,047
General and administrative	6,757	6,249	21,315	17,428
Gain on the sale of assets	(42)	(839)	(171)	(10,376)
Gain on insurance proceeds	—	—	—	(4,159)

Total costs and expenses	168,017	155,687	479,517	440,662

Operating income (loss)	55,982	87,041	214,015	264,535
Other income (expense):
Interest income	3,334	3,199	10,086	8,380
Interest expense	(3,521)	(3,514)	(10,451)	(10,150)

Other income (expense), net	(187)	(315)	(365)	(1,770)

Net income (loss) before income taxes	55,795	86,726	213,650	262,765
Income taxes expense (benefit):
Current	15,205	31,434	59,492	88,732
Deferred	5,002	30	18,284	6,607

Total income tax expense (benefit)	20,207	31,464	77,776	95,339

Net income applicable to common shares	$35,588	$55,262	$135,874	$167,426

Net income per common share:(1)
Basic	$0.19	$0.29	$0.74	$0.87

Diluted	$0.17	$0.25	$0.63	$0.74

Weighted average common shares outstanding:
Basic	182,599	190,391	182,875	191,795

Diluted	226,292	233,945	226,533	235,557

	Three Months Ended
	September 30,
	2007	2006
Marketed Rigs at September 30	121	112

Average Rigs Working:
Ark-La-Tex	25	24
Gulf Coast	22	24
South Texas	28	26
Rocky Mountain	14	16
Mexico	1	—
Mid Continent	14	17

Total Average Rigs Working(2)	104	107

(1)	Please see “Computation of Earnings Per Share” included in this release.

(2)	For the week ending October 18, 2007, the Company averaged 105 rigs working.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 29, 2007
Operating data comparison for the three months ended September 30, 2007 and 2006.

	Three Months Ended			Three Months Ended
	September 30, 2007			September 30, 2006
	Daywork	Turnkey		Daywork	Turnkey
	Operations	Operations(1)	Total	Operations	Operations(1)	Total
	(Dollars in thousands except averages per rig day worked)
	(Unaudited)

Rig days worked	8,784	830	9,614	8,933	929	9,862

Contract drilling revenues	$178,411	$45,588	$223,999	$192,445	$50,283	$242,728
Drilling operating expenses	(101,634)	(35,313)	(136,947)	(93,924)	(37,653)	(131,577)
General and administrative expenses	(6,256)	(501)	(6,757)	(5,688)	(561)	(6,249)
Interest income	3,043	291	3,334	2,899	300	3,199
Gain on sale of assets	37	5	42	763	76	839
Gain on insurance proceeds	—	—	—	—	—	—

EBITDA	$73,601	$10,070	$83,671	$96,495	$12,445	$108,940

Average per rig day worked:
Contract drilling revenue	$20,311	$54,925	$23,299	$21,543	$54,126	$24,612
EBITDA	8,379	12,133	8,703	10,802	13,396	11,046

(1)	Turnkey operations include the results from turnkey and footage contracts.
Operating data comparison for the nine months ended September 30, 2007 and 2006.

	Nine Months Ended			Nine Months Ended
	September 30, 2007			September 30, 2006
	Daywork	Turnkey		Daywork	Turnkey
	Operations	Operations(1)	Total	Operations	Operations(1)	Total
	(Dollars in thousands except averages per rig day worked)
	(Unaudited)

Rig days worked	26,802	2,210	29,012	26,319	3,129	29,448

Current drilling revenues	$572,000	$121,532	$693,532	$535,065	$170,132	$705,197
Drilling operating expenses	(302,259)	(87,948)	(390,207)	(268,340)	(115,382)	(383,722)
General and administrative expenses	(19,873)	(1,442)	(21,315)	(15,642)	(1,786)	(17,428)
Interest income	9,307	779	10,086	7,495	885	8,380
Gain on sale of assets	147	24	171	9,250	1,126	10,376
Gain on insurance proceeds	—	—	—	3,675	484	4,159

EBITDA	$259,322	$32,945	$292,267	$271,503	$55,459	$326,962

Average per rig day worked:
Contract drilling revenue	$21,342	$54,992	$23,905	$20,330	$54,373	$23,947
EBITDA	9,675	14,907	10,074	10,316	17,724	11,103

(1)	Turnkey operations include the results from turnkey and footage contracts.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 29, 2007
Reconciliation of
Earnings before interest expense, taxes, depreciation
and amortization (EBITDA) to net income
(loss) applicable to common shares
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2007	2007	2006	2007	2006
Earnings before interest expense, taxes, depreciation, and amortization	$83,671	$91,723	$108,940	$292,267	$326,962
Depreciation and amortization	(24,355)	(22,397)	(18,700)	(68,166)	(54,047)
Interest expense	(3,521)	(3,438)	(3,514)	(10,451)	(10,150)
Total income tax (expense)/benefit	(20,207)	(24,180)	(31,464)	(77,776)	(95,339)

Net income (loss) applicable to common shares	$35,588	$41,708	$55,262	$135,874	$167,426

	September 30,	December 31,
	2007	2006
	(Unaudited)
	(In thousands)
Condensed Balance Sheet Data:

Cash and cash equivalents	$255,149	$229,773
Restricted cash	847	817
Other current assets	202,666	221,256

Total current assets	458,662	451,846
Net property and equipment	738,518	608,136
Other assets	21,871	27,002

Total assets	$1,219,051	$1,086,984

Current liabilities	$122,482	$147,082
Contingent convertible senior notes	275,000	275,000
Other long term liabilities	14,599	9,877
Deferred income taxes	149,450	121,231
Shareholders’ equity	657,520	533,794

Total liabilities and equity	$1,219,051	$1,086,984

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 29, 2007
Computation of Earnings Per Share
(In thousands, except per share amounts)
(Unaudited)
A reconciliation of the numerators and denominators of the basic and diluted earnings per share computation is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Numerator:
Net income	$35,588	$55,262	$135,874	$167,426

Add interest expense on contingent convertible senior notes, net of related tax effects(1)	2,094	2,114	6,227	6,051

Adjusted net income — diluted	$37,682	$57,376	$142,101	$173,477

Denominator:
Weighted average number of shares outstanding — basic	182,599	190,391	182,875	191,795

Effect of dilutive securities:
Options — treasury stock method	548	746	660	948
Restricted stock	688	351	541	357
Contingent convertible senior notes(1)	42,457	42,457	42,457	42,457

Weighted average common shares outstanding — diluted	226,292	233,945	226,533	235,557

Earnings Per Share:
Basic	$0.19	$0.29	$0.74	$0.87

Diluted	$0.17	$0.25	$0.63	$0.74

(1)	Please see our latest quarterly report on Form 10-Q for a description of our contingent convertible notes.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com